Exhibit 4.3

SERIES B WARRANT AGREEMENT

DATED AS OF

August 24, 2001

between

STAGE STORES, INC.

and

MELLON INVESTOR SERVICES LLC

as the Warrant Agent

TABLE OF CONTENTS

ARTICLE 1. Defined Terms 1

SECTION 1.1 Definitions 1

SECTION 1.2 Other Definitions. 2

SECTION 1.3 Rules of Construction 3

ARTICLE 2. Warrant Certificates 3

SECTION 2.1 Issuance and Dating 3

SECTION 2.2 Execution and Countersignature 3

SECTION 2.3 Certificate Register 4

SECTION 2.4 Transfer and Exchange. 4

SECTION 2.5 Replacement Certificates 5

SECTION 2.6 Cancellation. 5

SECTION 2.7 Calculation of Warrants; Holders; Initial Distribution 5

ARTICLE 3. Exercise Terms 5

SECTION 3.1 Exercise Price 5

SECTION 3.2 Exercise Period 6

SECTION 3.3 Manner of Exercise 6

SECTION 3.4 Issuance of Warrant Shares 6

SECTION 3.5 Fractional Warrant Shares 6

SECTION 3.6 Reservation of Warrant Shares 7

SECTION 3.7 Compliance with Law 7

ARTICLE 4. Antidilution Provisions 7

SECTION 4.1 Changes in Common Stock 7

SECTION 4.2 Other Distributions 8

SECTION 4.3 Rights Issue 8

SECTION 4.4 Combination; Liquidation. 9

SECTION 4.5 Tender Offers: Exchange Offers 10

SECTION 4.6 Other Events 10

SECTION 4.7 Current Market Value 10

SECTION 4.8 Superseding Adjustment 11

SECTION 4.9 Minimum Adjustment 11

SECTION 4.10 Notice of Adjustment 12

SECTION 4.11 Notice of Certain Transactions 12

SECTION 4.12 Adjustment to Warrant Certificate 13

SECTION 4.13 Exceptions 13

ARTICLE 5. Warrant Agent 13

SECTION 5.1 Appointment of Warrant Agent 13

SECTION 5.2 Rights and Duties of Warrant Agent. 13

SECTION 5.3 Individual Rights of Warrant Agent 14

SECTION 5.4 Warrant Agent's Disclaimer 15

SECTION 5.5 Compensation and Indemnity 15

SECTION 5.6 Successor Warrant Agent. 15

ARTICLE 6. Miscellaneous 17

SECTION 6.1 Reports 17

SECTION 6.2 Persons Benefiting 17

SECTION 6.3 Rights of Holders 17

SECTION 6.4 Amendment 17

SECTION 6.5 Notices 17

SECTION 6.6 Governing Law 18

SECTION 6.7 Successors 18

SECTION 6.8 Counterparts 18

SECTION 6.9 Table of Contents 18

SECTION 6.10 Severability 19

SECTION 6.11 Term 19

SERIES B WARRANT AGREEMENT

This SERIES B WARRANT AGREEMENT, dated as of August  24, 2001 (the "Closing Date") (this "Warrant Agreement" or "Agreement"), is between STAGE STORES, INC., a Nevada corporation (the "Company"), and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company, as Warrant Agent (in such capacity, the "Warrant Agent").

WITNESSETH:

WHEREAS, the Third Amended Plan of Reorganization of Stage Stores, Inc., Specialty Retailers, Inc. and Specialty Retailers, Inc. (NV), dated June 6, 2001, as Modified (the "Plan") provides that the Company execute and deliver this Warrant Agreement and issue Series B Warrants (the "Warrants") to purchase up to 1,079,622 shares of Common Stock of the Company, $.01 par value per share; and

WHEREAS, the issuance and exercise of the Warrants are exempted from registration under the Securities Act of 1933 (the "Securities Act") and state securities laws pursuant to 11 U.S.C. Section 1145(a)(1).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

  Defined Terms

    Definitions. All terms defined in the Plan shall have such defined meanings when used herein unless otherwise defined herein. As used in this Agreement, the following terns shall have the following meanings:

    "Affiliate" means, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

    "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

    "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in Nevada or New Jersey are authorized or required by law to close.

    "Closing Date" means August 24, 2001.

    "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all its property and assets to another Person.

    "Common Stock" means the Common Stock, par value $.01 per share, and any other equity securities that may be issued by the Company in substitution therefor.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Holder" means the duly registered holder of a Warrant under the terms of this Warrant Agreement.

    "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company.

    "Person" means any individual, firm, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, and shall include any successor (by merger or otherwise) of such entity.

    "SEC" means the Securities and Exchange Commission.

    "Voting Stock" of a corporation means all classes of capital stock of the corporation then outstanding and normally entitled to vote in the election of directors.

    "Warrant Certificates" means the certificates evidencing the Warrants to be delivered pursuant to this Agreement, substantially in the form of Exhibit A hereto.

    "Warrant Shares" means the shares of Common Stock of the Company received, or issued and received, as the case may be, upon exercise of the Warrants to be delivered pursuant to this Warrant Agreement.

    Other Definitions.

Term	Defined in Section
"Certificate Register"	2.3
"Company"	Recitals
"Consideration"	4.3
"Current Market Value"	4.7
"Exercise Price"	3.1
"Expiration Date"	3.2
"Fair Value"	4.2
"Plan"	Recitals
"Registrar"	3.6
"Securities Act"	Recitals
"Successor Company"	4.4(a)
"Time of Determination"	4.7
"Transfer Agent"	3.4
"Warrants"	Recitals
"Warrant Agent"	Recitals

    Rules of Construction. Unless the text otherwise requires,

            a term has the meaning assigned to it;

            an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

            "or" is not exclusive;
            "including" means including, without limitation; and

            words in the singular include the plural and words in the plural include the singular.

  Warrant Certificates

    Issuance and Dating. The Warrant Certificates will be issued in registered form as definitive Warrant Certificates, substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and does not affect the rights, duties and obligations of the Warrant Agent). Each Warrant shall be dated the date of its countersignature. The terms of the Warrant Certificates set forth in Exhibit A are part of the terms of this Agreement.

    Execution and Countersignature. With respect to the Warrants to be issued on the Closing Date, one or more Warrant Certificates representing the Warrants shall be executed in blank on behalf of the Company by manual or facsimile signature by one Officer and attested by its Secretary or an Assistant Secretary under its corporate seal which may be impressed, affixed, imprinted or reproduced on such Warrant Certificates or may be in facsimile form. The Warrant Agent shall countersign, upon receipt of written instructions (which shall include names, addresses, and delivery instructions) provided by an Officer of the Company, the Warrant Certificate(s) by manual or facsimile signature, and the Warrant Certificate(s) shall be delivered in accordance with Section  2.1 hereof.

    Certificate Register. The Warrant Agent shall keep a register ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

    Transfer and Exchange.

        When Warrants are presented to the Warrant Agent with a request to register the transfer of such Warrants or to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Warrant Certificates representing such Warrants surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing; and

        (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Warrant Certificates as required pursuant to the provisions of this Section 2.4.

    (ii) All Warrant Certificates issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange.

    (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

    (iv) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates. The Warrant Agent shall have no duty or obligation to take any action under this section of this Agreement which requires the payment by a holder of a Warrant of applicable taxes and governmental charges unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

    Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Holder (if not a qualified institutional buyer (as defined in Rule 144A under the Securities Act)) shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. Every replacement Warrant Certificate shall be the valid obligation of the Company, entitled to the same benefits under this Agreement as the Warrant Certificate it replaces and the mutilated, lost, destroyed, or wrongfully taken Warrant Certificate shall be canceled by the Warrant Agent.

    Cancellation.

        In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates in respect thereof shall thereupon be delivered to the Warrant Agent for cancellation.

        The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

  SECTION 2.7 Calculation of Warrants; Holders; Initial Distribution. The parties to this Warrant Agreement acknowledge that the exact number of Warrants to be issued by the Company pursuant to this Warrant Agreement is based upon the number of shares of Common Stock the Company is obligated to issue to former creditors under the Plan, which number is based upon elections by former creditors and has not been finalized as of the date of this Warrant Agreement. The means of calculating the Warrants to be issued, the identity of the Holders, the percentage interest of each Holder in the Warrants, number of Warrants to be initially distributed to the Holders upon execution of this Warrant Agreement, and the maximum possible number of Warrants to be issued are set forth in Exhibit B to this Warrant Agreement.

  Exercise Terms

    Exercise Price. Each Warrant shall initially entitle the Holder thereof to purchase shares of Common Stock for an exercise price of Twenty Dollars ($20.00) per share (such per share exercise price, as from time to time adjusted in accordance with the terms hereof, being hereinafter called the "Exercise Price").

    Exercise Period. Subject to the terms and conditions set forth herein, each Warrant shall be exercisable at any time or from time to time on or after the Closing Date and shall expire at 5:00 P.M., Eastern Time, on August 23, 2006, (the "Expiration Date"), subject to earlier expiration and cancellation in accordance with the terms hereof

    Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Agent of the Warrant Certificates at the office of the Warrant Agent designated for such purpose, together with the form of election to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof and (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Such payment shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Subject to Section 3.2, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

    Issuance of Warrant Shares. Upon the surrender of Warrant Certificates and payment of the applicable Exercise Price, as set forth in Section 3.3, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.5 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price.

    Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.5, be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, at its option, pay an amount in cash equal to the Fair Value for one Warrant Share on the Business Day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent. The Warrant Agent shall have no duty or obligation under this Section 3.5 (including but not limited to the payment, calculation or valuation of any fraction of a Warrant Share) unless and until the Company has provided or caused to be provided to the Warrant Agent sufficient cash necessary to satisfy the Company's obligations with respect to any fraction of a Warrant Share.

    Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock, if any (the "Registrar"), shall at all times until the Expiration Date, or the time at which all Warrants have been exercised or cancelled, reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. All Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will supply the Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.5. The Company will furnish to the Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

    Before taking any action which would cause an adjustment pursuant to Article 4 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

    Compliance with Law. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange; provided that the Company shall not be under any obligation to register such shares under the Securities Act or comparable state law or file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject.

  Antidilution Provisions

    Changes in Common Stock. In the event that at any time or from time to time after the date hereof the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of capital stock (other than dividends or distributions, if any, to be paid on the Closing Date pursuant to the Plan), (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted (including by adjusting the definition of "Warrant Shares") so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise that such holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 4.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

    Other Distributions. In case at any time or from time to time after the date hereof the Company shall distribute to holders of Common Stock (i) a debt instrument in exchange for or in addition to shares of common stock, shares of its capital stock or any other properties or securities (other distributions, if any, to be paid on the Closing Date pursuant to the Plan) or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (i) and (ii), (x) any distribution described in Section 4.1 or (y) any rights, options, warrants or securities described in Section 4.3) then the number of Warrant Shares purchasable upon the exercise of each Warrant shall be increased by a number equal to a fraction, the numerator of which shall be the fair value (the "Fair Value") (as determined in good faith by the Board, whose determination shall be evidenced by a reasonably detailed Board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one Warrant Share consisting of a debt instrument, shares of stock, securities, other property, warrants, options or subscription or purchase rights and the denominator of which shall be the Fair Value of the Warrant Shares immediately after such other distribution. Such adjustment shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.2 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). Notwithstanding anything to the contrary in this Warrant Agreement, no adjustment shall be made pursuant to this Section 4.2 or elsewhere in this Warrant Agreement in the event the Company distributes any cash dividend or other distribution of cash to holders of its Common Stock.

    Rights Issue. In the event that at any time or from time to time after the date hereof the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities convertible or exchangeable into, Common Stock to all holders of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or stock or securities convertible into Common Stock within 60 days after the record date for such issuance, sale, distribution or other grant, as the case may be, and the sum of (a) the offering price of such right, option, warrant or other security (on a per share basis) and (b) any subscription, purchase, conversion or exchange price per share of Common Stock (the "Consideration") is lower at the record date for such issuance than the then Current Market Value per share of such Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be increased by a number equal to a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which could be purchased at the Current Market Value with the aggregate of the Consideration with respect to such issuance, sale, distribution or other grant. Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities; provided however, that the Company is not required to make an adjustment pursuant to this Section 4.3 if the Company shall make the same distribution to Holders of Warrants. No adjustment shall be made pursuant to this Section 4.3 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant.

    If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities convertible or exchangeable into, Common Stock subject to this Section 4.3, the consideration allocated to each such security shall be determined in good faith by the Board of Directors of the Company.

    Combination; Liquidation.

        Except as provided in Section 4.4(b), in the event of a Combination, the Holders shall have the right to receive upon exercise of the Warrants such number of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, if any Warrants shall be outstanding after a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.4(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.4(a) shall similarly apply to successive Combinations involving any Successor Company.

        In the event of (i) a Combination where consideration to Holders of Common Stock in exchange for their shares is payable solely in cash, or (ii) the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price or at the Company's option, cash equal to the Current Market Value of Common Stock or other securities issuable upon exercise of the Warrants, in each case, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

    In case of any Combination described in this Section 4.4(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

    Tender Offers: Exchange Offers. In the event that the Company or any subsidiary of the Company shall purchase shares of Common Stock pursuant to a tender offer or an exchange offer for a price per share of Common Stock that is greater than the Exercise Price and greater than the then Current Market Value per share of Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Company, or such subsidiary of the Company, shall offer to purchase Warrants for comparable consideration per share of Common Stock based on the number of shares of Common Stock which the Holders of such Warrants would receive upon exercise of such Warrants (such amount less the Exercise Price in respect of such share, the "Per Share Consideration"); provided, however, if a tender offer is made for only a portion of the outstanding shares of Common Stock, then such offer, if made, shall be made for shares of such Common Stock issuable upon exercise of the Warrants in the same pro rata proportion.

    Other Events. If any event occurs as to which the foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

    Current Market Value. For the purpose of any computation of Current Market Value under this Article 4 and Section 3.5, the "Current Market Value" per share of Common Stock at any date shall be the average of the closing prices (determined in accordance with the second succeeding sentence) during the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below). The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the Current Market Value is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by this Article 4. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the Nasdaq National Market or any comparable system. In the absence of all of the foregoing, or if for any other reason the Current Market Value per share cannot be determined pursuant to the foregoing provisions of this Section 4.7, the Current Market Value per share shall be determined by the Board of Directors of the Company in good faith; provided, however, that if a majority in interest of the Holders of the Warrants shall deliver a written notice to the Company to the effect that they dispute the fairness of such determination (an "Objection Notice"), then the Company shall meet with such Holders who shall have delivered such Objection Notice to discuss the value set by the Board of Directors of the Company. If within twenty Business Days after such meeting, a majority in interest of the holders of the Warrants shall deliver to the Company a further Objection Notice (the "Further Objection Notice"), the Current Market Value per share shall be determined by an independent investment banking firm selected by mutual agreement of one investment banker selected by the Company and one investment banker selected by a plurality of the Holders that submitted such Further Objection Notice. If the Current Market Value determined by the Board is less than the Current Market Value determined by the independent investment banking firm, the Company shall pay the fees and expenses of any investment bank involved in the determination of the Current Market Value. Otherwise, the Holders who delivered the Further Objection Notice shall pay all the fees and expenses of any investment bank involved in the determination of the Current Market Value.

    Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.1) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

    Minimum Adjustment. The adjustments required by the preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least one percent (1%) of the number of shares of Common Stock purchasable upon exercise of Warrants to be issued by this Warrant Agreement immediately prior to the making of such adjustment. Any adjustment representing a change of less than one percent (1%) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a one percent (1%) adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

    Notice of Adjustment. Whenever the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the facts, computations and method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair market value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 6.5. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property, purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock.

    Notice of Certain Transactions. In the event that the Company shall, propose (a) to pay any dividend payable in securities of any class to all holders of its Common Stock or to make any other distribution to all holders of its Common Stock, (b) offer all holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, capital reorganization or Combination or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or in the event of a tender offer or exchange offer described in Section 4.5, the Company shall within 5 Business Days of making such proposal, tender offer or exchange offer send to the Warrant Agent and the Warrant Agent shall within 5 Business Days thereafter send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer, such notice to be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and, in the case of any action covered by clause (a) or (b) above, at least 20 Business Days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 20 Business Days prior to the date of the taking of such proposed action or the date of participation therein by all holders of Common Stock, whichever shall be the earlier.

    Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 4, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in any Warrant Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

    Exceptions. Notwithstanding anything to the contrary in this Article 4 or elsewhere in this Warrant Agreement, no adjustments shall be made to the number of shares of common stock purchasable upon the exercise of each Warrant, and this Warrant Agreement shall not otherwise be applicable (a) as a result of any options granted under the Company's 2001 Equity Incentive Plan or any similar plan, and (b) as a result of any common stock, options, warrants, distributions or rights to be issued, granted or paid pursuant to the Plan.

  Warrant Agent

    Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

    Rights and Duties of Warrant Agent.

        In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and in a ministerial capacity, and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants. The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith (each as finally determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything herein to the contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Warrant Agent has been advised of the likelihood of such loss or damage. Any liability of the Warrant Agent under this Agreement will be limited to the amount of fees paid by the Company to the Warrant Agent.

        The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

        The Warrant Agent may consult with counsel satisfactory to it (who may be legal counsel for the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in accordance with the advice of such counsel. Whenever in the performance of its duties hereunder, the Warrant Agent is unsure of the current Exercise Price or how many shares of Common Stock are purchasable upon the exercise of a Warrant, the Warrant Agent may seek clarification thereof from the Company, and the Warrant Agent shall be fully protected and shall incur no liability in not taking any action under this Agreement prior to receiving a written response from the Company.

        The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

        The Warrant Agent shall be obligated to perform only such duties as are herein and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

        The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article 4, or to comply with any of the covenants of the Company contained in Article 4.

    Individual Rights of Warrant Agent. As long as they are not in possession of material nonpublic information concerning the Company and otherwise comply with applicable securities and other laws, the Warrant Agent and any stockholder, affiliate, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

    Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon, and all such statements shall be deemed to have been made by the Company only.

    Compensation and Indemnity. The Company and the Warrant Agent have entered into an agreement pursuant to which the Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services and to reimburse the Warrant Agent upon request for all reasonable expenses (including the reasonable compensation and expenses of the Warrant Agent's agents and counsel), disbursements, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the preparation, execution, delivery, amendment and administration of this Warrant Agreement. The Company shall indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs, losses, damages, fines, penalties, claims, demands, settlements or expenses (including reasonable agents' and attorneys' fees and expenses) for any action taken, suffered, or omitted to be taken by the Warrant Agent in connection with the execution and administration of this Agreement except for the Warrant Agent's willful misconduct, gross negligence or bad faith (each as finally determined by a final, non-appealable order, judgment, decree of ruling of a court of competent jurisdiction). The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith (each as finally determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Company's payment obligations pursuant to this Section 5.5 shall survive the termination of this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

    Successor Warrant Agent.

        The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

        The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than thirty (30) days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent may be removed at any time by the filing with it (and mailing a copy of each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail) of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than thirty (30) days after such notice is given unless the Warrant Agent otherwise agrees.

        In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be the Warrant Agent hereunder, provided, however, that in the event of the resignation of the Warrant Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

        Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

        Any Person into which the Warrant Agent may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

  Miscellaneous

    Reports. In the event the Common Stock is not registered under the Exchange Act, the Company shall provide the Warrant Agent and Holders with such reports and such information, documents and other reports as are distributed by the Company to holders of its Common Stock.

    Persons Benefiting. Nothing in this Warrant Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Warrant Agreement or any part hereof.

    Rights of Holders. Except to the extent set forth in Section 4.11, holders of unexercised Warrants are not entitled (i) to receive dividends or other distributions, (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders, (iv) to receive notice of any other proceedings of the Company, or (v) to exercise any other rights as stockholders of the Company.

    Amendment. This Warrant Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not affect adversely the rights of the Holders. Any amendment or supplement to this Warrant Agreement that has or would have an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the-time shall be considered in any such determination. For purposes of this Section 6.4, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

    Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

    if to the Company: Stage Stores, Inc.

    10201 Main Street

    Houston, TX 77025

    Attn: Michael McCreery, Executive Vice President

    Telecopy: (713) 669-2709

    with a copy to: McKinney & Stringer, P.C.

    101 N. Robinson, Suite 1300

    Oklahoma City, OK 73102

    Attn: Martin Stringer

    Telecopy: (405) 239-7902

    if to the Warrant Agent: Mellon Investor Services LLC

    600 North Pearl Street, Suite 1010

    Dallas, TX 75201

    Attn: Mona Vorhees, Assistant Vice President

    Telecopy: (214) 922-4455

    with a copy to: Mellon Investor Services LLC

    85 Challenger Road

    Ridgefield Park, NJ 07660

    Attn: General Counsel

    Telecopy: (201) 296-4066

    The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

    Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

    Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

    Governing Law. The laws of the State of New York shall govern this Warrant Agreement and the Warrant Certificates.

    Successors. All agreements of the Company in this Warrant Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Warrant Agreement shall bind its successors.

    Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

    Table of Contents. The table of contents and headings of the Articles and Sections of this Warrant Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

    Severability. The provisions of this Warrant Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Warrant Agreement in any jurisdiction.

    Term. The term of this Warrant Agreement shall begin on the Closing Date and shall end on the date the Warrants have been exercised or are no longer exercisable.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

STAGE STORES, INC.

By:

Name: Michael McCreery

Title: Executive Vice President

MELLON INVESTOR SERVICES LLC,

By:

Name: Mona L. Vorhees

Title: Assistant Vice President

EXHIBIT A TO SERIES B WARRANT AGREEMENT

FORM OF WARRANT CERTIFICATE

No.__ Certificate for __Warrants

SERIES B WARRANTS TO PURCHASE COMMON STOCK OF STAGE STORES, INC.

THIS CERTIFIES THAT _______________, or its registered assigns, is the registered holder of the number of Series B Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Stage Stores, Inc., a Nevada corporation ("the Company"), ______ shares of Common Stock, par value $.01 per share, at the per share exercise price of Twenty Dollars ($20.00) (the "Exercise Price"). This Warrant Certificate shall terminate and become null and void as of the close of business on August 23, 2006 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Series B Warrant Agreement dated as of August 24, 2001 (the "Warrant Agreement"), between the Company and Mellon Investor Services LLC (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at Mellon Investor Services LLC, 600 North Pearl Street, Suite 1010, Dallas,  TX 75201.

Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by surrender of this Warrant Certificate with the form of election to purchase Warrant Shares attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent. Payment of the Exercise Price in cash shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time; provided, however, that no Warrant shall be exercisable after the Expiration Date.

In the event the Company enters into a Combination following which this Warrant remains outstanding, the Holder hereof will be entitled to receive upon exercise of the Warrants the shares of capital stock or other securities or other property of such surviving entity as such Holder would have been entitled to receive upon or as the result of such Combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such events, less the Exercise Price.

The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.4 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the Warrant Shares as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. In the event any fractional Warrant Shares would have to be issued upon the exercise of the Warrants, the Company may, at its option, pay an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent in lieu of issuing such fractional share.

The Warrants do not entitle any holder hereof to any of the rights of a stockholder of the Company. All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The issuance and exercise of the Warrants are exempted from registration under the Securities Act of 1933 and state securities laws pursuant to 11 U.S.C. Section 1145(a)(1).

The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

STAGE STORES, INC.

_______________________________

Michael McCreery, Secretary James Scarborough, President and Chief

Executive Officer

DATED:

Countersigned: MELLON INVESTOR SERVICES LLC

as Warrant Agent,

______________________________

Authorized Signatory

STAGE STORES, INC.

FORM OF ASSIGNMENT

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - ______ Custodian _______ (Cust) (Minor) under Uniform Gifts to Minors Act ________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, __________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee warrants to purchase common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said warrants on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

Signature1

FORM OF ELECTION TO PURCHASE WARRANT SHARES
(to be executed only upon exercise of Warrants)

The undersigned hereby irrevocably elects to exercise Warrants at an exercise price per Warrant of Twenty Dollars ($20.00) to acquire an equal number of shares of Common Stock on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated: _______________________

(Signature of Owner)1

(Street Address)

(City) (State) (Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

1 NOTICE: The signature to this Assignment or Form of Election to Purchase Warrants must correspond with the name as written upon the face of the Certificate, in every particular, without alteration of enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

EXHIBIT B TO SERIES B WARRANT AGREEMENT

CALCULATION OF WARRANTS; HOLDERS; INITIAL DISTRIBUTION

As set forth in the Plan, the Company shall issue to the Holders, as identified in the Plan, Series B Warrants to purchase shares of Common Stock in an aggregate amount equal to 5% of the sum of (x) total shares of Common Stock issued on the Effective Date, (y) the Series A Warrant shares, and (z) the effect of the exercise of the Series B Warrants (or, if 20 million shares are issued at the Effective Date, then the Warrant Shares on the Series B Warrants would equal 1,079,622).